CUMMINS ENGINE COMPANY, INC.
                              EXHIBIT 11
            SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                FOR THE SECOND QUARTER AND FIRST HALF
                 ENDED JUNE 30, 1996 & JULY 2, 1995
            _____________________________________________


                                        Second Quarter          First Half
                                       _________________     _________________
                                       Weighted              Weighted
                                       Average    Net        Average    Net
Millions, Except per Share Amounts      Shares  Earnings      Shares  Earnings
__________________________________     _______  ________     _______  ________

1996
____
Net earnings                             40.0     $ 44         40.1     $ 93
Options                                    .1        -           .1        -
                                         ____     ____         ____     ____
Used in the determination of
 earnings per share                      40.1     $ 44         40.2     $ 93
                                         ____     ____         ____     ____
                                         ____     ____         ____     ____
Primary and fully diluted
 earnings per share                              $1.10                 $2.31
                                                 _____                 _____
                                                 _____                 _____


1995
____
Net earnings                             40.7     $ 69         41.0    $ 136
Options                                    .1        -            -        -
                                         ____     ____         ____     ____
Used in the determination of
 earnings per share                      40.8     $ 69         41.0     $136
                                         ____     ____         ____     ____
                                         ____     ____         ____     ____
Primary and fully diluted
 earnings per share                              $1.69                 $3.32
                                                 _____                 _____
                                                 _____                 _____